SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2004

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Item 5. Other Events

Pursuant to authority granted to the Board of Directors (the “Board”) of FTI Consulting, Inc. (“FTI”) under Article XIII, Section 1 of the By-Laws, and consistent with the Corporations and Associations Article of the Maryland Annotated Code, on April 28, 2004, the Board of FTI approved amending Article V, Sections 1 and 2, of the By-Laws of FTI to provide that (i) the Board may delegate to the chief executive officer, president and any other officer it shall designate from time to time the authority to appoint or remove members of a class of officer of FTI, subject to such conditions, if any, it shall determine and (ii) the Board, in its discretion, may leave unfilled any officer position, except that of chief executive officer, treasurer and secretary.

Item 7(c). Exhibits.

3.2	By-Laws of FTI Consulting, Inc., as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: May 4, 2004	By:	/s/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.2	By-Laws of FTI Consulting, Inc., as amended.